UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The information in this report, including information in the exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly incorporated by specific reference in that document.

Item 2.02	Results of Operations and Financial Condition
     On August 8, 2008, Fannie Mae (formally known as the Federal National Mortgage Association) filed its Form 10-Q for the quarter ended June 30, 2008 and issued a news release (the “News Release”) reporting its financial results for the periods covered by the Form 10-Q.  The News Release, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
     The News Release also announced Fannie Mae’s reduction of its common stock dividend beginning with the third quarter dividend.
     In addition, on August 8, 2008, Fannie Mae posted to its Web site a 2008 Q2 10-Q Investor Summary presentation consisting primarily of summary historical financial information about the company excerpted from Fannie Mae’s Form 10-Q and information about the company’s credit book of business. The presentation, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference. Fannie Mae’s Web site address is www.fanniemae.com. Information appearing on the company’s Web site is not incorporated into this report.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By /s/ Stephen M. Swad
Stephen M. Swad
Executive Vice President and Chief Financial Officer

Date: August 8, 2008

EXHIBIT INDEX
The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit

99.1	News release, dated August 8, 2008

99.2	2008 Q2 10-Q Investor Summary presentation, dated August 8, 2008

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